EXHIBIT 99.1

OPENWAVE RECEIVES DELISTING NOTICE FROM NASDAQ

REDWOOD CITY, Calif. – May 22, 2008 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced that as a matter of NASDAQ standard procedure and due to the previously announced delay in filing its Form 10-Q for the quarter ended March 31, 2008, it received on May 20, 2008 a NASDAQ Staff Determination indicating that the Company has failed to comply with the filing requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c) (14), and that its securities are, therefore, subject to delisting from the NASDAQ Global Select Market. This filing requirement for continued listing mandates the Company to make on a timely basis all filings with the Securities and Exchange Commission (“SEC”), as required by the Securities Exchange Act of 1934, as amended.

As previously announced in a press release and disclosed in a Form 12b-25 on May 12, 2008, the Company is unable to file its Form 10-Q for the quarter ended March 31, 2008 pending the conclusion of an internal investigation being conducted under the direction of the Audit Committee of the Board of Directors, with the assistance of independent counsel, into allegations made by an employee relating to attempts by certain members of senior management to manage financial results. To date, the investigation has not reached any conclusion that the company’s previously issued financial statements and earnings releases were materially misleading.

The Company intends to timely request a hearing before the NASDAQ Listing Qualifications Panel to appeal the Staff Determination, and the delisting action will be automatically stayed pending the Panel’s decision. The Company’s stock will continue to be listed on NASDAQ until the Panel issues its decision and during any extension that is allowed by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading innovators of software applications and infrastructure designed to enable revenue-generating, personalized services, including merchandising and advertising, which converge the mobile and broadband experience across all of a user’s devices.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a complete range of service management, messaging, location and client technologies. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933, including, but not limited to, the aforementioned intention to timely request a hearing before the NASDAQ Listing Qualifications Panel, the investigation, the result relating thereto and its impact, if any, on the company’s financial statements. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

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Openwave is the trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

Investor Relations

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968

Openwave Systems Inc.

Vikki Herrera

Public Relations

Vikki.Herrera@openwave.com

Tel: 650-480-6753